UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2013

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

                      Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                 Submission of Matters to a Vote of Security Holders.

J. C. Penney Company, Inc. (“Company”) held its Annual Meeting of Stockholders on May 17, 2013.  At the Annual Meeting, stockholders considered and voted upon three proposals: (1) to elect eleven directors nominated by the Board of Directors for a one-year term expiring at the next annual meeting of stockholders or until their successors are elected and qualified; (2) to ratify the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending February 1, 2014; and (3) to approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement. The final results of the voting on each proposal were as follows:

1.	Election of Directors.
Nominee	For	Against	Abstain	Broker Non-Votes
William Ackman	138,570,023	9,630,503	511,901	25,513,233
Colleen Barrett	134,923,837	13,113,000	675,590	25,513,233
Thomas Engibous	142,446,398	5,447,161	818,868	25,513,233
Kent Foster	140,177,711	7,672,703	862,013	25,513,233
Geraldine Laybourne	134,368,310	13,630,236	713,881	25,513,233
Leonard Roberts	141,869,745	5,995,442	847,240	25,513,233
Steven Roth	139,032,299	8,996,527	683,601	25,513,233
Javier Teruel	142,736,378	5,192,876	783,173	25,513,233
Gerald Turner	134,168,861	13,641,103	902,463	25,513,233
Myron E. Ullman, III	145,283,819	3,049,907	378,701	25,513,233
Mary Beth West	142,888,798	5,097,132	726,497	25,513,233

All of the nominees for director were elected to serve for a term expiring at the 2014 Annual Meeting of Stockholders or until their successors are elected and qualified.

2. Ratification of Appointment of Independent Auditor.

For	Against	Abstain	Broker Non-Votes
170,842,986	2,641,207	741,467	N/A

The appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending February 1, 2014 was ratified.

3. Advisory Vote on Compensation of Executive Officers.

For	Against	Abstain	Broker Non-Votes
134,744,081	12,448,308	1,520,038	25,513,233

The stockholders approved, on an advisory basis, the compensation of the named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By  /s/ Janet Dhillon
      Janet Dhillon
Executive Vice President,
General Counsel and Secretary

Date:  May 20, 2013